Exhibit 10.2

EDGE THERAPEUTICS, INC.
2010 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions. The purposes of the Edge Therapeutics, Inc. 2010 Equity Incentive Plan (the “Plan”) are to: (a) enable Edge Therapeutics, Inc. (the “Corporation”) and its respective affiliated companies to recruit and retain highly qualified personnel; (b) provide those employees, directors and consultants of the Corporation with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Corporation.

For purposes of the Plan, the following capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a)                “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

(b)               “Award” means a grant of Options or Restricted Stock pursuant to the provisions of the Plan.

(c)                “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)               “Board” means the Board of Directors of the Corporation, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board's administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e)                “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation or its Affiliates public disgrace or disrepute, or adversely affects the Corporation's or its Affiliates' operations or financial performance or the relationship the Corporation has with its Affiliates; (ii) gross negligence or willful misconduct with respect to the Corporation or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of the subject employment or engagement with the Corporation or its Affiliates; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Corporation (other than due to a Disability), which failure, refusal or inability is not cured within 30 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Corporation or any of its Affiliates; or (vi) any breach of any obligation or duty to the Corporation or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

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(f)                “Change of Control” means, with respect to any entity and except for the sole purpose of changing domicile: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders or other equity holders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock or other equity interests of the entity to one or more Persons, (ii) the sale of all or substantially all the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation or dissolution of the entity.

(g)               “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)               “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i)                 “Director” means a member of the Board.

(j)                 “Disability” means a condition rendering a Participant Disabled.

(k)               “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)             “Fair Market Value” means, with respect to a Share, as of any date: (i) in the case of any determination thereof other than in connection with a Change of Control, (x) if the Shares are not publicly traded, the value of such Shares on that date, as determined by the Board after using a valuation method that complies with regulations for determining fair market value as promulgated by the Internal Revenue Service; or (y) if the Shares are publicly traded, the last sale price of a Share on the trading day immediately prior to the date of determination of fair market value or, if no sale is publicly reported on such trading day, the last sale price of a Share prior to the date of determination of fair market value; and (ii) in the case of any determination thereof in connection with a Change of Control, the value of a Share attributable to such Shares in the transaction giving rise to the such Change of Control or, if no such value is so attributable, the value as determined by the Board after using a valuation method that complies with regulations for determining fair market value as promulgated by the Internal Revenue Service.

(n)               “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o)               “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).

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(p)               “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q)               “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(r)                 “Participant” means an employee, consultant, Director, or other service provider of or to the Corporation or any of its respective Affiliates to whom an Award is granted.

(s)                “Person” or “Persons” means an individual(s), partnership(s), corporation(s), limited liability company(ies), trust(s), joint venture(s), unincorporated association(s), or other entity(ies) or association(s).

(t)                 “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.

(u)               “Shares” means shares of the Corporation's common stock, $0.001 par value per share, subject to substitution or adjustment as provided in Section 3(c) hereof.

(v)               “Stockholders’ Agreement” means any Stockholders' Agreement, Voting Agreement, Right of First Refusal and Co-Sale Agreement or other similar agreement to be executed and delivered by a Participant at the time of any event of an Award or upon the exercise of any Options subject to an Award, as determined by the Board, and in such form from time to time prescribed by the Board, as amended from time to time.

(w)             “Subsidiary” means, with respect to the Corporation, a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

Section 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board's administrative functions hereunder; provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Corporation's Bylaws (as the same may be amended and/or restated from time to time), Certificate of Incorporation (as the same may be amended and/or restated from time to time) and/or any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than 2 members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Corporation has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

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Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(a)                to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b)               to determine the type of Award to be granted to any Person hereunder;

(c)                to determine the number and type of Shares, if any, to be covered by each Award (consistent with the provisions of Section 3 regarding the maximum number of Shares subject to the Plan);

(d)               to establish the terms and conditions of each Award Agreement;

(e)                to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(f)                to require execution of a Stockholders' Agreement which may include, among other things, restrictions on resale of Shares and/or a requirement to sell Shares in connection with a Change of Control or other similar transactions, and may impose a limitation on marketability in connection with a public offering of the Corporation's stock.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all Persons, including the Corporation and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

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Section 3. Shares Subject to the Plan.

(a)                Shares Subject to the Plan. The Shares to be subject to Options or Restricted Stock under the Plan will be authorized and unissued Shares of the Corporation, whether or not previously issued and subsequently acquired by the Corporation. The maximum number of Shares that may be subject to Options or Restricted Stock under the Plan is 250,000. The Corporation will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b)               Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if any Restricted Share is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 9(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. If any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(c)                Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion, to (i) the aggregate number, type and issuer of the securities reserved for issuance under the Plan, (ii) the number, type and issuer of Shares subject to outstanding Options, (iii) the exercise price of outstanding Options, and (iv) the number, type and issuer of Restricted Stock.

(d)               Change of Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change of Control of the Corporation or any of its Affiliates, the Board, as constituted prior to such Change of Control, may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change of Control: (i) cause any or all outstanding Options to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for an option to purchase common stock of any successor corporation or its parent in a manner consistent with the requirements of Treas. Reg. § 1.424-1 (a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock in exchange for restricted shares of the common stock of any successor corporation; (v) redeem any Restricted Stock for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change of Control; or (vi) cancel any Option held by a Participant affected by the Change of Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change of Control and the exercise price of that Option; provided, however, that if the Fair Market Value per Share on the date of the Change of Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

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For purposes of clause (d)(iii) in this Section 3, the exchange of an Option issued under the Plan for an option to purchase common stock of any successor corporation or its parent shall be permitted only to the extent that the ratio of the exercise price to the fair market value of the shares subject to the Option immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the Shares subject to the Option immediately before the substitution or assumption.

Section 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Corporation or its Affiliates are eligible to be granted Awards under the Plan. Persons who are not employees of the Corporation or a Subsidiary are not eligible to be granted Incentive Stock Options but are eligible to be granted other types of Awards.

Section 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options, or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any number of the maximum number of Shares provided for in Section 3(a) may be subject to Incentive Stock Options or Non-Qualified Stock Options, or any combination thereof.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a)                Option Price. The exercise price per Share purchasable under an Incentive Stock Option or a Non-Qualified Stock Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Corporation or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)               Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Corporation or of a Subsidiary may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)                Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its sole and absolute discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

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(d)               Method of Exercise. Subject to the exercisability provisions of Section 5(c) and the termination provisions set forth in Section 6, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Corporation specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by cash or certified or bank check, or such other means as the Board may accept in its sole discretion. As determined by the Board, in its sole and absolute discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 9(a) hereof.

(e)                Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Corporation or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)                Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

(g)               Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant's lifetime, only by the Participant or, in the event of his or her Disability, by his or her personal representative.

Section 6. Termination of Service. Unless otherwise specified with respect to a particular Option in the applicable Award Agreement, all Options will remain exercisable after termination of employment only to the extent specified in this Section 6.

(a)               Termination by Reason of Death. If a Participant's service with the Corporation or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring on the earliest to occur of (i) such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) the expiration of the stated term of such Option.

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(b)               Termination by Reason of Disability. If a Participant's service with the Corporation or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring on the earliest to occur of (i) such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) the expiration of the stated term of such Option.

(c)                Cause. If a Participant's service with the Corporation or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Corporation has not yet delivered share certificates will be immediately and automatically forfeited and the Corporation will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)               Other Termination. If a Participant's service with the Corporation or any Affiliate terminates for any reason other than death, Disability or Cause, then, except as otherwise provided in the applicable Award Agreement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring on the earliest to occur of (i) such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) the expiration of the stated term of such Option.

Section 7. Restricted Stock.

(a)                Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b)               Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Corporation an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by (i) this Plan, the Award Agreement, a Stockholders' Agreement, or any other agreement governing the issuance of such Award of Restricted Stock, or (ii) by applicable law:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH PLEDGE, HYPOTHECATION, SALE OR TRANSFER IS EXEMPT THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, AND/OR FORFEITURE CONDITIONS AS SET FORTH IN THE EDGE THERAPEUTICS, INC. 2010 EQUITY INCENTIVE PLAN, A RESTRICTED STOCK AWARD AGREEMENT, AND/OR A STOCKHOLDERS' (OR SIMILAR) AGREEMENT(S), COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

Share certificates evidencing Restricted Stock will be held in custody by the Corporation or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock Award, the Participant may be required to deliver to the Corporation a stock power, endorsed in blank, relating to the Shares covered by such Award.

(c)                Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the Award Agreement:

(i)                 During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period ”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)               Except as provided in this Paragraph (ii) or Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the Shares, and the right to receive any cash distributions or dividends. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

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(iii)             Subject to the applicable provisions of the Award Agreement, if a Participant's service with the Corporation and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant's Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv)             If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Section 3(d) hereof), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(b) hereof applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant's representative (if the Participant has suffered a Disability), or the Participant's estate or heir (if the Participant has died).

Section 8. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which (i) would impair the rights of a Participant with respect to an Award, without that Participant's consent, or (ii) would (a) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c) hereof), or (b) change the Persons or class of Persons eligible to receive Awards, without the approval by the stockholders of the Corporation within 365 days of the date on which such amendment is adopted by the Board in a manner consistent with Section 1.422-5 of the Treasury Regulations.

Section 9. General Provisions.

(a)                The Board may require each Participant to represent to and agree with the Corporation in writing that the Participant is acquiring securities of the Corporation for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

(b)               All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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(c)                Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)               Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any employee of the Corporation or an Affiliate any right to continued employment or engagement with the Corporation or such Affiliate, or (ii) interfere in any way with the right of the Corporation or such Affiliate to terminate the employment of any of its employees at any time.

(e)                No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including, without limitation, Shares that are part of the Award that gives rise to the withholding requirement. However, any required withholding obligations may not be settled with Shares of Restricted Stock awarded under this Plan. The obligations of the Corporation under the Plan will be conditioned on such payment or arrangements and the Corporation will, to the extent permitted by law, have the right to deduct any such Social Security contribution and taxes from any payment of any kind otherwise due to the Participant.

Section 10. Effective Date of Plan. Subject to the approval of the Plan by the Corporation's stockholders within 12 months of the Plan's adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

Section 11. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 8 hereof; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of Shares subject to the Plan, the 10th anniversary of the date of such approval); provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond such date.

Section 12. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 13. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

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Section 14. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Corporation or other Persons required by:

(a)                the Corporation's Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b)               the Corporation's Bylaws (as the same may be amended and/or restated from time to time); and

(c)                any other agreement, instrument, document or writing now or hereafter existing, between or among the Corporation and its stockholders or other Persons (as the same may be amended from time to time).

Section 15. Notices. Any notice to be given to the Corporation pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and, addressed, if to the Corporation to its principal executive office to the attention of its President or Chief Executive Officer (or such other Person as the Corporation may designate in writing from time to time), and, if to a Participant, to the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Corporation. Any such notice shall be deemed given or delivered 3 days after the date of mailing.

ADOPTION AND APPROVAL OF PLAN

Date Plan adopted by Board: May 11, 2010

Date Plan approved by Stockholders: May 11, 2010

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STOCK OPTION AGREEMENT
UNDER THE EDGE THERAPEUTICS, INC.
2010 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) between Edge Therapeutics, Inc. (the “Corporation” or the “Company”) and the individual specified on the Notice of Grant (the “Optionee”) is made as of the date of grant specified on the Notice of Grant to which this Agreement is attached (the “Grant Notice”). The date of grant specified on the Grant Notice is referred to herein as the “Grant Date.”

RECITALS

WHEREAS, the Corporation maintains the Edge Therapeutics, Inc. 2010 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants; and

WHEREAS, the Plan permits the Corporation to award options with respect to shares of the Corporation’s common stock, $0.00033 par value per share (“Shares”), subject to the terms of the Plan.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                  Award of Option. The Corporation hereby grants to the Optionee, as of the Grant Date, the option (the “Option”) to purchase the number of Shares specified on the Grant Notice (the “Option Shares”). The Option is subject to the terms set forth herein, and the terms of the Plan, which terms and provisions are incorporated herein by reference. Except as otherwise specified herein or unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2.                  Type of Option. If the Grant Notice indicates that the grant type is “ISO,” then the Option is intended to be an Incentive Stock Option described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the designation of this Option as either an Incentive Stock Option or non-qualified stock option, the Corporation makes no representation as to the treatment of the Option under any federal, state, local or foreign tax law and the Corporation has not advised the Optionee on such matters. If the Grant Notice does not specify the grant type as “ISO,” or if any portion of the Option cannot qualify as an Incentive Stock Option, then the Option (or such portion of the Option, as applicable) shall not be an Incentive Stock Option.

3.                  Term of Option.

(a)                Term. The term of the Option shall commence on the Grant Date and end on the Expiration Date specified on the Grant Notice, or on such earlier date as provided in the Plan and Section 3(b), below (the “Term”).

(b)               Termination of Employment. Subject to Section 6(c) of the Plan, upon termination of the Optionee’s employment with the Company and its Subsidiaries other than due to death or Disability, the Option will cease to vest and the vested portion of the Option shall remain exercisable until the earlier of (i) the Expiration Date, or (ii) 90 days following such termination of employment. Upon termination of the Optionee’s employment due to death or Disability, the Option will be exercisable in accordance with Section 6(a) or Section 6(b) of the Plan, as applicable.

4.                  Exercise Price. The cost to the Optionee to purchase, pursuant to this Agreement, one Option Share is the Exercise Price specified on the Grant Notice (subject to adjustment as set forth in the Plan).

5.                  Exercise of Option. The Option will be exercisable during the Term only to the extent that it is then vested and then only in accordance with the terms and provisions of the Plan and this Agreement.

(a)                Vesting. The Option will vest and become exercisable in accordance with the vesting schedule set forth on the Grant Notice. Upon the Optionee’s termination of employment with the Corporation and its Subsidiaries for any reason, the unvested portion of the Option shall be immediately forfeited with no consideration due to the Optionee.

(b)               Method of Exercise. The Optionee may exercise the Option by providing written notice to the Corporation stating the election to exercise the Option, and making such additional representations and agreements as to the Optionee’s investment intent with respect to the Option Shares as may be required by the Corporation hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation or such other Person as may be designated by the Corporation. The written notice shall be accompanied by (i) payment of the Exercise Price, (ii) an executed Stockholders’ Agreement, as may be in effect from time to time, or joinder thereto, and such other agreements as the Corporation may require, and (iii) payment of all applicable withholding taxes. Payment of the purchase price shall be by cash, or certified or bank check or such other consideration and method of payment as may be authorized by the Board pursuant to the Plan. Following exercise, any certificate(s) for Option Shares shall be registered in the name of the Optionee (or his or her heirs or beneficiary, as applicable) and shall be legended as required under the Plan, this Agreement, any applicable Stockholders’ Agreement(s) and/or applicable law. The Option shall be considered exercised on the last date on which the Corporation has received all of the items (i) through (iii) of this Section 5(b).

(c)                Partial Exercise. The Option, to the extent vested, may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to whole numbers of Option Shares.

(d)               Restrictions on Exercise. The Option may not be exercised on an accelerated basis upon an initial public offering of the Corporation’s Shares or other securities. Upon a Change of Control, the right to exercise the Option shall be subject to Section 3(d) of the Plan. The Option shall not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a further condition to the exercise of the Option, and in addition to any requirements of Section 5(b), Section 6 or Section 8 hereof, the Corporation may require the Optionee to make any other representation or warranty to the Corporation as may be required by or advisable under any applicable law or regulation.

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(e)                Termination of Option. Upon the end of the Term, any portion of the Option that remains unexercised shall be forfeited and cancelled with no consideration due to the Optionee.

6.                  Investment Representations. Unless the Option Shares have been registered under the Securities Act of 1933, the Optionee represents and warrants to the Corporation as follows:

(a)                The Optionee is acquiring the Option, and upon exercise of the Option, the Optionee will be acquiring the Option Shares for investment for the Optionee’s own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof.

(b)               The Optionee has a preexisting business or personal relationship with the Corporation or one of its directors, officers or controlling Persons and by reason of the Optionee’s business or financial experience, has, and could be reasonably assumed to have, the capacity to protect the Optionee’s interests in connection with the acquisition of the Option and the Option Shares.

(c)                The Corporation may require the Optionee to make additional representations upon exercise of the Option or any portion thereof.

7.                  Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. If the Optionee dies during the Term, the terms of this Agreement and the Plan will be binding upon the executors, administrators, legal guardians, representatives, estate and heirs of the Optionee, whether testamentary heirs or heirs by intestacy.

8.                  Restrictions on Option Shares.

(a)                Restrictions on Transfer. The Optionee is not permitted to, in any manner, sell, transfer, assign, donate, pledge, encumber, or otherwise dispose of any Option Share (any such transaction being referred to herein as a “Transfer”), except as permitted by and made in accordance with this Agreement.

(b)               Conditions on All Transfers of Option Shares. Notwithstanding anything to the contrary contained in this Section 8, and in addition to any other terms and conditions of this Agreement, no Transfer of an Option Share shall be made, or, if attempted or purported to be made, shall be effective, unless and until the Corporation is satisfied that the Transfer will not violate any federal or state securities law or any other law or agreement (including this Agreement). If the Transfer would violate any such law or agreement and the Optionee nevertheless attempts or purports to engage in a Transfer of Option Shares, then the Corporation shall not recognize such Transfer on the books and records of the Corporation and such Transfer will be void. In addition, the Optionee will be liable to the Corporation and the other stockholders of the Corporation for damages, if any, which may result from such attempted or purported Transfer.

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(c)                Legend. All certificates representing Option Shares shall have a legend endorsed thereon in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH PLEDGE, HYPOTHECATION, SALE OR TRANSFER IS EXEMPT THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, AND/OR FORFEITURE CONDITIONS AS SET FORTH IN THE EDGE THERAPEUTICS, INC. 2010 EQUITY INCENTIVE PLAN, AN OPTION AGREEMENT, A STOCKHOLDERS’ (OR SIMILAR) AGREEMENT(S), AND/OR OTHER AGREEMENTS AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF SUCH DOCUMENTS AND AGREEMENTS. COPIES OF SUCH DOCUMENTS AND AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE WITHOUT CHARGE.

(d)               Right of First Refusal.

(i)                 If the Optionee shall obtain a bona fide written offer (the “Offer”) for the Transfer of Shares, whether or not acquired pursuant to the Option, held by the Optionee (the Shares specified in such Offer shall be referred to herein as the “Offered Shares”) for a fixed price which the Optionee desires to accept, the Optionee shall deliver prompt written notice (“Notice”) of such desire to the Corporation together with a copy of the Offer. The Notice shall set forth the following: (i) the date of the Offer; (ii) the proposed price per Share; (iii) the proposed number of Shares to be subject to the Transfer; (iv) the name or names of the proposed purchaser or purchasers; and (v) all other material terms and conditions of the proposed Transfer. The Corporation shall consider the Notice in accordance with this Section 8(d).

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(ii)               The Corporation (or an assignee of the Corporation’s rights under this Section 8(d), the Corporation and any such assignee being referred to in this Section 8(d), collectively or separately, as the context may dictate, as the “Corporation”) shall have the option, exercisable by written notice to the Optionee within sixty (60) days after the date on which the Corporation receives the Notice, to purchase the Offered Shares or any portion of the Offered Shares upon the price and the terms set forth in the Offer.

(iii)             If the Corporation does not purchase all of the Offered Shares pursuant to this Section 8(d), the Optionee may complete the Transfer of the Offered Shares (or any portion thereof) not so purchased only to the proposed purchaser or purchasers who made the Offer and only on the terms contained in the Offer, provided that the proposed purchaser or purchasers agree in writing to be bound by a stock restriction agreement with terms and conditions substantially similar to Section 8 of this Agreement and, provided further, that such Transfer can be made in conformity with the other provisions of this Agreement. If such Transfer does not occur within ninety (90) days after the date of the Offer, the Optionee shall, prior to any Transfer, again offer to sell such Shares to the Corporation in accordance with this Section 8(d).

(iv)             The Corporation’s rights under this Section 8(d) shall terminate upon the issuance of the Corporation’s Shares in an initial public offering.

9.                  Optionee Covenant; Market Standoff Agreement.

(a)                General. The Optionee hereby agrees that the Optionee will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Corporation’s first underwritten public offering of its common stock under the Securities Act of 1933, as amended (the “Securities Act”, and such offering, an “IPO”), and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of an IPO, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Corporation issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or securities convertible into or exchangeable or exercisable for any Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case without the prior written consent of the underwriters. The foregoing provisions of this Section 9(a) shall apply only to the IPO, shall not apply to the sale of any Shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Optionee only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Corporation’s outstanding Shares are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 9(a) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.

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(b)               The restrictions contained in Section 9(a) shall not apply to (i) the registration of or sale to the underwriters of any Shares pursuant to the IPO, (ii) bona fide gifts, provided the recipient thereof agrees in writing with the underwriters to be bound by the terms of this Agreement, (iii) dispositions to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust, family limited partnership or family limited liability company agrees in writing with the underwriters to be bound by the terms of this Agreement, or (iv) transfers of Shares by will or intestacy to the undersigned’s immediate family, provided that such transferee agrees in writing with the underwriters to be bound by the terms of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(c)                The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation and/or the underwriters which are consistent with the provisions of this Section 9. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Corporation or the underwriters shall apply pro rata to all stockholders of the Corporation subject to agreements similar to this Section 9, based on the number of Shares subject to such agreements.

10.              No Promise of Employment. Neither the Plan nor the Option nor the holding of Option Shares will confer upon the Optionee any right to continue in the employ or other service of the Corporation or any Affiliate or Subsidiary of the Corporation, or limit, in any respect, the right of the Corporation or any such Affiliate or Subsidiary to discharge the Optionee at any time, with or without Cause and with or without notice.

11.              Withholding. The Optionee shall be responsible to make appropriate provision for all taxes required to be withheld in connection with the Option or the exercise thereof. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. The Corporation or its Subsidiaries, in their sole discretion, shall have the right to retain the number of shares whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes (or to withhold from any payroll or other amounts otherwise due to the Optionee the amount of withholding taxes due in connection with the exercise of the Option). Notwithstanding the foregoing, if the Optionee is subject to Section 16 of the Exchange Act at the time of exercise of the Option, then the Company shall permit the Optionee to pay the Exercise Price and the withholding taxes relating to the exercise of the Option through a broker-assisted exercise of the Option whereby the broker will sell a number of shares sufficient to pay such Exercise Price and withholding taxes and shall remit the proceeds of the sale to the Company, and with any remaining shares to be credited to the account of the Optionee.

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12.              The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto as Exhibit A), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time, and this Agreement. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to the Plan, this Agreement, the Option Shares or any agreement relating to the Option or the Option Shares.

13.              Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

14.              Severability. All provisions of this Agreement are distinct and severable and if any clause shall be held to be invalid, illegal or against public policy, the validity or the legality of the remainder of this Agreement shall not be affected thereby, and the remainder of this Agreement shall be interpreted to give maximum effect to the original intention of the parties hereto.

15.              Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

16.              Employment Agreement Override. If the Optionee is a party to an employment agreement with the Company or any of its Subsidiaries that provides for any special vesting or exercise benefits in connection with a termination of employment that conflict with those set forth in this Agreement, the provisions of such employment agreement shall control.

17.              Entire Agreement. This Agreement, together with the Grant Notice and the Plan, and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of the Options described herein to Optionee by the Corporation.

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EXHIBIT A

Edge Therapeutics Inc. 2010 Equity Incentive Plan

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